Exhibit 99.1

News Release

For information contact: Lisa Schultz Chief Communications Officer CNL Financial Group (407) 650-1223

CNL HEALTHCARE PROPERTIES ACQUIRES

INDIANA CANCER TREATMENT CENTER

— Acquisition of second medical office building further diversifies portfolio —

(ORLANDO, Fla.) June 20, 2013 — CNL Healthcare Properties, an investment offering focused on senior housing and healthcare real estate, has acquired the LaPorte Cancer Center, a freestanding comprehensive cancer care center in Westville, Ind., from Holladay Properties for $13.1 million. The 30,268-square-foot property is fully leased on a long-term, triple-net basis by the largest independent oncology practice in Indiana.

This is the second medical office building acquired by CNL Healthcare Properties; the company purchased a medical office building in southern California earlier this year.

“Given the aging U.S. population and the increasing demand for healthcare services on an outpatient basis, we continue to see significant opportunities in the healthcare sector in general, and in medical office buildings specifically,” said Kevin R. Maddron, senior managing director for healthcare and senior housing properties for CNL Financial Group. “We are pleased to add the LaPorte Cancer Center to our portfolio as we continue to expand and diversify our investments.”

The LaPorte Cancer Center was purpose-built in 2010 by Holladay Properties, which will continue to manage the building. The healthcare division of Holladay Properties was launched in 1986 and has managed more than 500 buildings in 25 different states.

“We look forward to strengthening our relationship with CNL Healthcare Properties through the management of this center,” said Thomas Gibson, senior vice president and partner of Holladay Properties. “Since beginning construction on the LaPorte Cancer Center, we have been committed to making the building a great place for physicians to practice medicine and patients to receive care, and we will continue this focus as we partner with CNL Healthcare Properties.”

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The LaPorte Cancer Center is located less than a mile off Interstate 80 about 45 minutes east of Chicago, and is equidistant between major local hospitals in LaPorte, Ind., and Michigan City, Ind. The property features a full-service cancer treatment center, offering chemotherapy and radiation therapy, and the only linear accelerator in northwestern Indiana. Because of its advanced treatment technology, some patients drive as long as an hour to utilize services at the LaPorte Cancer Center.

About CNL Healthcare Properties

CNL Healthcare Properties, Inc., is an investment offering that focuses on acquiring properties in the senior housing and healthcare sectors, both stabilized and development, as well as other income-producing properties, real-estate related securities and loans. Beginning with the year ended December 31, 2012, the company intends to be taxed as a real estate investment trust. CNL Financial Group, LLC is the sponsor of CNL Healthcare Properties. For more information, visit www.CNLHealthcareProperties.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $26 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit www.cnl.com.

Caution Concerning Forward-Looking Statements

Certain information above may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. The Company’s forward-looking statements are not guarantees of future performance, and actual results could differ materially from those set forth in the forward-looking statements due to and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at www.CNLHealthcareProperties.com. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

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